EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday, February 19, 2014

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces Quarterly Dividend

West Point, VA -- The board of directors of C&F Financial Corporation (NASDAQ:CFFI) has declared a regular cash dividend of 29 cents per common share, which is payable April 1, 2014 to shareholders of record on March 14, 2014.

C&F Financial Corporation is the parent of C&F Bank and of Central Virginia Bankshares, Inc., which is the parent of Central Virginia Bank. C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia. Central Virginia Bank operates seven retail bank branches located in the counties of Powhatan, Cumberland, Chesterfield and Henrico.

C&F Bank also offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 15 offices located in Virginia, Maryland and North Carolina. C&F Finance Company provides automobile loans in Virginia, Alabama, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Missouri, North Carolina, Ohio, Tennessee, Texas and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Hunt Valley, Maryland.